Exhibit 99.3
BBQ HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET OF BBQ HOLDINGS, INC., BARRIO QUEEN AS OF APRIL 3, 2022 AND THE UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS OF BBQ HOLDINGS, INC., BARRIO QUEEN FOR FISCAL YEAR ENDED JANUARY 2, 2022 AND THE QUARTER ENDED APRIL 3, 2022
(in thousands)

The following Unaudited Pro Forma Condensed Combined Statements of Operations for fiscal years ended January 2, 2022 and the quarter ended April 3, 2022, and the Unaudited Pro Forma Condensed Combined Balance Sheet as of April 3, 2022 and are presented as if BBQ Holdings, Inc. (“the Company”) acquired Barrio Queen (“BQ”) as of the beginning of the first fiscal year presented. These unaudited Pro Forma Condensed Combined Statements of Operations should be read in conjunction with the audited Consolidated Statements of Operations and the Company’s historical financial statements and notes thereto in the Company’s Annual Report on Form 10-K for the year ended January 2, 2022, and the Company’s Quarterly Report on Form 10-Q for the quarter ended April 3, 2022. Additionally, these statements should be read in conjunction with the audited Special Purpose Consolidated Statement of Revenues and Direct Expenses of Barrio Queen for the fiscal year ended December 26, 2021 and the unaudited three periods ended March 27, 2022. The Pro Forma Condensed Combined Statements of Operations are unaudited and are not necessarily indicative of what the actual results of operations would have been had the Company acquired Barrio Queen at the beginning of each period presented, nor does it purport to present the future results of operations of the Company. Future results of operations could differ materially from the historical results presented herein.

Exhibit 99.3
BBQ HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED JANUARY 2, 2022
(in thousands, except per share data)

	BBQ Holdings, Inc. (1)	Barrio Queen (2)	Pro Forma Adjustments (3)	Pro Forma BBQ Holdings, Inc.
Revenue:
Restaurant sales, net	$187,872	$34,947	$—	$222,819
Franchise royalty and fee revenue	12,187	—	—	12,187
Franchisee national advertising fund contributions	1,711	—	—	1,711
Licensing and other revenue	4,672	278	—	4,950
Total revenue	206,442	35,225	—	241,667

Costs and expenses:
Food and beverage costs	55,969	8,485	—	64,454
Labor and benefits costs	59,297	13,074	—	72,371
Operating expenses	55,223	7,225	—	62,448
Depreciation and amortization expenses	7,395	924	—	8,319
General and administrative expenses	19,176	—	1,636	20,812
National advertising fund expenses	1,711	—	—	1,711
Asset impairment, estimated lease termination charges and other closing costs, net	116	—	—	116
Pre-opening expenses	204	—	—	204
Gain on disposal of property, net	(979)	—	—	(979)
Total costs and expenses	198,112	29,708	1,636	229,456

Income (loss) from operations	8,330	5,517	(1,636)	12,211

Other income (expense):
Interest expense	(583)	—	(216)	(799)
Interest income	178	—	—	178
Gain on forgiveness of debt	14,109	4,822	—	18,931
Gain on bargain purchase	2,995	—	—	2,995
Total other income (expense):	16,699	4,822	(216)	21,305

Income before income taxes	25,029	10,339	(1,852)	33,516

Income tax (expense) benefit	(661)	—	—	(661)

Net income	24,368	10,339	(1,852)	32,855
Net (income) loss attributable to non-controlling interest	(347)	—	—	(347)
Net income attributable to shareholders	$24,021	$10,339	$(1,852)	$32,508

Income per common share:
Basic net income per share attributable to shareholders	$2.44			$3.31
Diluted net income per share attributable to shareholders	$2.42			$3.28
Weighted average shares outstanding - basic	9,826			9,826
Weighted average shares outstanding - diluted	9,922			9,922

Exhibit 99.3
BBQ HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS FOR THE QUARTER ENDED APRIL 3, 2022
(in thousands, except per share data)

	BBQ Holdings, Inc. (1)	Barrio Queen (2)	Pro Forma Adjustments (3)	Pro Forma BBQ Holdings, Inc.
Revenue:
Restaurant sales, net	$58,731	$10,005	$—	$68,736
Franchise royalty and fee revenue	3,607	—	—	3,607
Franchisee national advertising fund contributions	490	—	—	490
Licensing and other revenue	1,356	73	—	1,429
Total revenue	64,184	10,078	—	74,262
				—
Costs and expenses:				—
Food and beverage costs	18,357	2,352	—	20,709
Labor and benefits costs	19,386	3,548	—	22,934
Operating expenses	17,239	1,850	—	19,089
Depreciation and amortization expenses	2,423	227	—	2,650
General and administrative expenses	5,291	—	415	5,706
National advertising fund expenses	490	—	—	490
Asset impairment, estimated lease termination charges and other closing costs, net	409	—	—	409
Pre-opening expenses	65	—	—	65
Gain on disposal of property, net	44	—	—	44
Total costs and expenses	63,704	7,977	415	72,096
				—
Income (loss) from operations	480	2,101	(415)	2,166
				—
Other income (expense):				—
Interest expense	(120)	—	(55)	(175)
Interest income	8	—	—	8
Gain on bargain purchase	38	—	—	38
Total other income (expense):	(74)	—	(55)	(129)
				—
Income before income taxes	406	2,101	(470)	2,037
				—
Income tax (expense) benefit	241	—	—	241
				—
Net income	647	2,101	(470)	2,278
Net (income) loss attributable to non-controlling interest	120	—	—	120
Net income attributable to shareholders	$767	$2,101	$(470)	$2,398

Income per common share:
Basic net income per share attributable to shareholders	$0.07			$0.24
Diluted net income per share attributable to shareholders	$0.07			$0.24
Weighted average shares outstanding - basic	10,552			9,826
Weighted average shares outstanding - diluted	10,649			9,922

Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended January 2, 2022 and the quarter ended April 3, 2022:

(1)Reflects the Company’s historical operations for the period indicated as previously filed.
(2)Reflects the revenues and direct expenses of Barrio Queen
(3)Represents the adjustment needed to reflect corporate overhead and the debt issued to acquire Barrio Queen. Currently, the Company is unable to estimate the tax implications of Barrio Queen’s operating income on our effective tax rate, and as such we have not estimated any income tax expense or benefit related to this acquisition.

Exhibit 99.3
BBQ HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF APRIL 3, 2022
(in thousands)

ASSETS	BBQ Holdings, Inc. (4)	Barrio Queen (5)	Pro Forma Adjustments (6)	Pro Forma BBQ Holdings, Inc.
Current assets:
Cash and cash equivalents	$35,431	$3,632	$(17,942)	$21,121
Restricted cash	1,677			1,677
Accounts receivable, net of allowance for doubtful accounts	3,188	1,832		5,020
Inventories	3,281	402		3,683
Prepaid expenses and other current assets	4,313	80		4,393
Total current assets	47,890	5,946	(17,942)	35,894
				—
Property, equipment and leasehold improvements, net	39,748	6,634		46,382
				—
Other assets:				—
Operating lease right-of-use assets	81,248	13,158		94,406
Goodwill	5,676		28,505	34,181
Intangible assets, net	23,714			23,714
Deferred tax asset, net	3,922			3,922
Other assets	1,493	331		1,824
Total assets	$203,691	$26,069	$10,563	$240,323
				—
LIABILITIES AND SHAREHOLDERS’ EQUITY				—
				—
Current liabilities:				—
Accounts payable	$6,951	$1,154		$8,105
Current portion of lease liabilities	12,511	1,407		13,918
Current portion of long-term debt and finance lease liabilities	1,488			1,488
Accrued compensation and benefits	6,157	597		6,754
Gift card liabilities	8,809			8,809
Other current liabilities	8,752	625		9,377
Total current liabilities	44,668	3,783	—	48,451
				—
Long-term liabilities:				—
Lease liabilities, less current portion	79,362	13,907		93,269
Finance lease liabilities, less current portion	292			292
Long-term debt, less current portion	12,819		10,563	23,382
Other liabilities	1,087			1,087
Total liabilities	138,228	17,690	10,563	166,481
				—
Shareholders’ equity:	65,463	8,379		73,842
Total equity	$203,691	$26,069	$10,563	$240,323

Unaudited Pro Forma Condensed Combined Balance Sheet as of April 3, 2022:

(4)Reflects the Company’s historical financial position as of April 3, 2022 as previously filed.
(5)Reflects the unaudited historical financial position as of the end of the first quarter of fiscal year 2022.
(6)Reflects adjustments for cash used for the purchase of Barrio Queen, assets not acquired and liabilities not assumed.

Note: The Barrio Queen acquisition was funded with approximately $18.0 million in cash and $10.5 million in debt, shown above in the Pro Forma Adjustments column. The corresponding $28.5 million adjustment to goodwill is provisional in nature and is used exclusively for the purpose of balancing this Unaudited Pro Forma Condensed Combined Balance Sheet. It is not indicative of any adjustment to goodwill in the Company's books and records as the acquisition is currently being evaluated, including the fair value of the assets acquired and liabilities assumed, in accordance with ASC 842.
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